SUB-ITEM 77H

As of 4/30/11, the following persons or entities own 25% or more of MFS Lifetime 2050 Funds voting securities:

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PERSON/ENTITY
FUND                      PERCENTAGE
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IRA R/O ROBERT F. COLBURN
 ML5                       45.23
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MASSACHUSETTS FINANCIAL SERVICES COMPANY
ML5                       34.49
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